HUBEI MINKANG PHARMACEUTICAL LTD.
55 Ubi Ave. 3, #03-01, Mintwell Building
Singapore 408864

Symbol: HBMK- OTCBB

September 22, 2011
News Release

HUBEI MINKANG PHARMACEUTICAL LTD. COMPLETES ACQUISITION OF 100% OF HBMK PHARMACEUTICAL LIMITED

Singapore – Hubei Minkang Pharmaceutical Ltd. (“Hubei Minkang”, or the “Company”) is pleased to announce that on September 21, 2011, the Company completed the share exchange agreement (the “Share Exchange Agreement”), dated July 8, 2011, entered into between the Company, HBMK Pharmaceutical Limited (“HBMK”), a BVI corporation, and all the shareholders of HBMK (the “Vendors”), whereby the Company acquired 100% of the issued and outstanding shares in the capital of HBMK from the Vendors in exchange for the issuance of 33,500,000 shares of our common stock to the Vendors on a pro rata basis in accordance with each Vendor’s percentage ownership in HBMK. As a result of the completion of the Share Exchange Agreement, HBMK became a wholly-owned subsidiary of the Company.

HBMK is the sole shareholder of Hubei Minkang Pharmaceutical Co., Ltd., a company organized under the laws of the People’s Republic of China, which is a modern pharmaceutical enterprise that produces and markets Traditional Chinese Medicines and some chemical pharmaceuticals in China as well as markets its products to the US, Japan, Canada, Singapore, Malaysia, Thailand and Hong Kong among other countries.

The securities of the Company issued to the Vendors upon the closing of the Share Exchange Agreement have not been registered under the Securities Act of 1933, as amended (the “Act”), or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Act.  The securities may not be offered or sold in the United States absent registration under the Act or an applicable exemption from such registration requirements.

In connection with the closing of the Share Exchange Agreement, Mr. Hsien Loong Wong resigned as the President, CEO, CFO, Secretary, Treasurer and a director of the Company and Mr. Lee Tong Tai was appointed as the President, CEO and a director of the Company, Ms. Ang Siew Khim was appointed as the Secretary, Treasurer and a director of the Company, Mr. Johnny Lian Tian Yong was appointed as a director of the Company, and Mr. Loke Hip Meng was appointed as the CFO of the Company.

Mr. Lee Tong Tai graduated from Nanyang University in Singapore with a Bachelor of Commerce degree in 1978 majoring in Management and Finance.  Mr. Lee launched his career with the Singapore Armed Forces (SAF) where from a cadet, he worked his way up and consequently held numerous key positions including Chief Engineer Officer of the Army and Chief of Staff o the 9th Singapore Combined Arms Division  Mr. Lee served for 27 years in the SAF.  In 2002, Mr. Lee incorporated Bizpoint International Ltd. where he is the Chairman and Chief Executive Officer.  Bizpoint International Ltd. is in the business of providing IT solutions and software development tools for customers in various industries such as retail, manufacturing, food and beverage, logistings, chemical and others.  Bizpoint International Ltd. is a public company quoted on the Singapore Over-The-Counter Platform and trades under the symbol “BP.OC”.  In 2005, Mr. Lee started a multi-faceted business named Sensori Holding(S) Pte. Ltd. which contained a pharmaceutical company in China, a dental chain, a spa institution and a distribution network of cosmetic products.  Mr. Lee is the Chairman and Chief Executive Officer of Sensori Holding(S) Pte. Ltd.  The pharmaceutical company under Sensori Holdings was Hubei Minkang Pharmaceutical Co., Ltd., which was sold by Sensori Holdings to HBMK Pharmaceutical Limited in October of 2010 as part of a restructuring plan.  Mr. Lee is the Deputy Chairman and a director of Hubei Minkang Pharmaceutical Co., Ltd.

Ms. Ang Siew Khim graduated from Curtin University of Technology in Australia with a Bachelor of Commerce in 2003 majoring in Finance and Marketing.  From 2002 to 2008, Ms. Ang has been the Executive Director and Chief Financial Officer of Bizpoint International Ltd. and was a key person in developing the business strategies and formulating the overseas marketing master plan for Bizpoint International Ltd.  Bizpoint International Ltd. is in the business of providing IT solutions and software development tools for customers in various industries such as retail, manufacturing, food and beverage, logistings, chemical and others.  Bizpoint International Ltd. is a public company quoted on the Singapore Over-The-Counter Platform and trades under the symbol “BP.OC”.  From 2005 to present, Ms. Ang has been the Executive Director and group Chief Financial Officer for Sensori Holding(S) Pte. Ltd.  Sensori Holding(S) Pte. Ltd. controls a pharmaceutical company in China, a dental chain, a spa institution and a distribution network of cosmetic products.  The pharmaceutical company under Sensori Holdings was Hubei Minkang Pharmaceutical Co., Ltd., which was sold by Sensori Holdings to HBMK Pharmaceutical Limited in October of 2010 as part of a restructuring plan.  Ms. Ang is the CFO and a director of Hubei Minkang Pharmaceutical Co., Ltd.

Mr. Johnny Lian Tian Yong is the Chairman of JAS Singapore Group of Companies, a Singapore corporation, that has subsidiary and affiliate businesses spanning more than 13 countries covering medical and hospitality services, finance and investments, logistics, human resources and professional development, green technologies and information technology services.  Mr. Lian has been the Chairman of JAS Singapore Group of Companies since October 1992. From October 2000 to present, Mr. Lian has been a director of JAS Medical Screening Centre Pte., Ltd., a Singapore corporation, which provides health services for the needy and medical screening for Chinese immigrants, foreign workers and foreign students coming into Singapore.  From June, 1996, to present, Mr. Lian has been a director of JAS Employment Agency Pte., Ltd., a Singapore corporation, which facilitates the influx of foreign workers and immigrants applying for work and residence in Singapore. From June, 2004, to present, Mr. Lian has been a director of JAS Plastic Industries Pte., Ltd., a Singapore corporation, which is involved in recycling waste plastics from corporations around the world into useful products.  From September, 2005, to present, Mr. Lian has been a director of JAS Marketing Pte., Ltd., a Singapore corporation, which provides business consulting concentrating on establishing trading ties with other companies, cooperation and consensus with fellow partners in the industry and identifying market threats and opportunities. From June, 2003, to present, Mr. Lian has been a director of JAS Technology Pte., Ltd., a Singapore corporation, which is in the business of remote video surveillance for world-wide locations through Wi-Fi and GPRS, as well as providing spare marine hardware for commercial and pleasure users of the sea.  From January, 2007, to present, Mr. Lian has been a director of JASTROL Pte., Ltd., a Singapore corporation, which functions as a gold bullion broker, dealer and also as a goldsmith in Singapore.  Mr. Lian is also currently the CEO, President, Chairman and a director of TechMedia Advertising, Inc., which intends to operate the business of displaying mobile digital advertising platforms in public transportation vehicles such as long-distance buses and trains in India (OTC Pink:  TECM), as well as a director of Affinity Gold Corp., a mineral exploration company concentrating on gold exploration in Peru and Latin America (OTC Pink: AFYG).

Mr. Loke Hip Meng earned his MBA from University of Leicester in 1999, a Bachelor of Commerce degree from Nanyang University in Singapore in 1978 and a graduate diploma in Business Administration from the Singapore Institute of Management in 1988.  Mr. Loke is also a Fellow Member of the Certified Public Accountants, Australia; a Fellow Member of the Institute of Certified Public Accountants of Singapore; and a Fellow Member of the Association of Chartered Certified Accountants of the United Kingdom.  From 1978 to 1981, Mr. Loke was a senior auditor for Deloitte Huskin & Co.  From 1982 to 2004, Mr. Loke was an accountant and principal auditor for Jurong Town Corporation.  From 2004 to present, Mr. Loke has been the Executive Director of Wahana Bersama Globalindo Investment Pte. Ltd. where Mr. Loke include fund management and the development and acquisition of new businesses as well as human resource functions.

For more information contact:
Hubei Minkang Pharmaceutical Ltd.
+65-6747-7883

FORWARD LOOKING STATEMENTS This news release may include "forward-looking statements" regarding Hubei Minkang Pharmaceutical Ltd., and its subsidiaries, business and project plans. Such forward looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the United States Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor created by such sections. Where Hubei Minkang Pharmaceutical Ltd. expresses or implies an expectation or belief as to future events or results, such expectation or belief is believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Hubei Minkang Pharmaceutical Ltd. does not undertake any obligation to update any forward looking statement, except as required under applicable law.